EXHIBIT 3.1

                CERTIFICATE PURSUANT TO NRS 78-209 AND NRS 78-207

October 17, 2002

The Secretary of State
State of Nevada


Dear Sir or Madam:

I, Bobbi Heywood, Secretary of Silver Key Mining Company, Inc. (the "Corporation"), acknowledge that the directors of the Corporation, hereby consent and adopt the following resolution by written consent pursuant to
Section 78.209 and Section 78.207 of the Nevada General Corporation Law. These changes are adopted by the Board of Directors without obtaining the approval of the stockholders pursuant to Section 78.207 of the Nevada General Corporation Law. These changes are effective upon filing of this certificate.

         RESOLVED, that the Corporation shall effectuate a one for five (1-for-5) reverse stock split of its shares of common stock outstanding with fractional shares rounded up to the nearest whole share.

         FURTHER RESOLVED, that the Corporation shall decrease the number of authorized shares of capital stock from 100,000,000 common shares, 5,000,000 preferred shares to 20,000,000 common shares, 5,000,000 preferred shares at a ratio of 1 share for 5 shares in accordance with Section 78.207 of the Nevada General Corporation Law.

The current number of authorized shares
with par value is:                                                              100,000,000 common
                                                                                -----------

The current par value is:                                                            $0.001
                                                                                -----------

The current number of authorized shares                                           5,000,000 preferred
with par value is:                                                              -----------

The current par value is:                                                            $0.001
                                                                                -----------
The current number of shares issued and
outstanding with par value is:                                                    5,126,010 common
                                                                                -----------
After the change:

The number of authorized shares
with par value is:                                                               20,000,000 common
                                                                                -----------

The par value is:                                                                    $0.001
                                                                                -----------
The current number of authorized shares
5,000,000 preferred with par value is:

The current par value is:                                                            $0.001
                                                                                -----------
The number of shares issued and
outstanding with par value is:                                                    1,025,203 common
                                                                                -----------

IN WITNESS WHEREOF, the undersigned have duly executed this Certificate as of the 17th day of October, 2002.

                                                              /s/ Bobby Heywood
                                                              -----------------
                                                              Bobbi Heywood
                                                              Secretary/Director